AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

This Agreement for the Exchange of Common Stock (hereinafter referred to as the "AGREEMENT") is made this 12th day of October, 2015, by and between **KSIX MEDIA HOLDINGS, INC.**, a Nevada corporation, (the "ISSUER"), which is a fully reporting issuer with the Securities and Exchange Commission ("SEC") and publicly traded on the OTC Markets, Inc. Pink Current Information Tier (OTC.PK: KSIX); **DIGITIZE IQ, LLC.**, an Illinois limited liability company (the "COMPANY"); and the **MEMBERS OF THE COMPANY** listed in Exhibit "A" (hereinafter referred to as the "MEMBERS"). The Issuer, Company, and MEMBERS are hereinafter referred to collectively as the "PARTIES" or individually as a "PARTY" herein.

Recitals

WHEREAS, the Parties have prepared this definitive written Agreement shall govern the exchange of the common stock of Issuer and the membership interests of the Company and its Members and is intended to be the full and final expression of the Parties Agreement;

WHEREAS; Upon Execution of this Agreement by the Parties the Issuer shall deliver to the Company all consideration called for and as further set forth below and Company shall deliver to the Issuer all outstanding Membership Interests and all necessary resignations of managers or control persons thereof to KSIX as instructed by KSIX and its legal counsel;

WHEREAS; It is the express understanding of the Parties to this Agreement that this transaction and the definitive Agreement contemplated hereby shall be structured as an "Equity Exchange Agreement" which shall qualify as a tax-free reorganization under Section 354 of the Internal Revenue Code of 1986, as amended (the "Code").

Terms of Agreement

In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

THE PARTIES HERETO AGREE AS FOLLOWS:

1. TERMS

Subject to the terms and conditions of this Agreement, the Issuer, Company and the its Members agree to and confirm the following:

1.1 The consummation of the share exchange and the delivery of proceeds in conjunction with the transactions contemplated by this Agreement shall be complete on or before October 12, 2015 (the "Closing") by that date the Parties shall have delivered of all documents required to be delivered by each Issuer and the Company to the other. In the event this transaction has not closed on or before November 12, 2015, this Agreement shall become null and void, unless extended by mutual written consent of the Parties. The Closing is subject to the completion of due diligence by both Parties to this agreement;

1.2 The total capital stock of the Issuer before the consummation of this Agreement was no shares of preferred stock issued and outstanding and Thirty Four Million, Nine Hundred Fifteen Thousand, Three Hundred Twelve (34,915,312) shares of common stock, par value $0.001, issued and outstanding;

1.3 The Issuer at Closing shall issue to the Company and its Members, One Million Two Hundred and Fifty Thousand (1,250,000) shares of restricted common stock of the Issuer, valued at $0.20 per share (according to the "Exchange Table and Delivery Overview") as further outlined in **Exhibit A** AND a series of three promissory notes (the "Promissory Notes") set forth in **Exhibit B**, in exchange for 100% of the issued and outstanding membership interests of Company (the "Exchange Stock"), such that Company shall be acquired by the Issuer and shall become a wholly-owned subsidiary of the Issuer;

1.4 Upon consummation of this Agreement, the Issuer's capital stock shall be made up of no shares of preferred stock issued and outstanding AND Thirty Six Million, One Hundred Sixty Five Thousand, Three Hundred Thirty Two (36,165,312) shares of common stock, par value $0.001, issued and outstanding;

1.5 The Issuer shall execute any and all documentation to reflect the intent of the Parties that the Company shall be retained as a wholly owned subsidiary of the Issuer.

1.6 this transaction is subject to delivery by the Issuer, Company, and Members of all required documents prior to and during closing to effectuate the transaction as contemplated hereby;

1.7 the Issuer and Company shall take all necessary corporate actions so that at closing, all actions required of Issuer will be in accordance with the Bylaws of Issuer; and

1.8 It is intended that the transaction underlying this Agreement to qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended. However, both parties recognize that in the event the transaction underlying this Agreement does not qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, each party is separately responsible for any tax consequences and indemnifies and holds harmless the other party from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, resulting from the that parties failure to pay their tax liability for this transaction.

2. CLOSING

2.1 The Issuer has made a good-faith deposit of $25,000.00 USD ("the "Deposit") into the client trust account of attorney John E. Dolkart, Jr., Esq. of 1750 Kettner Blvd. Suite 416 San Diego, CA 92101 (the "ESCROW DEPOSIT") with instructions to hold such Escrow Deposit for subsequent payment towards the purchase price of the Company subject to the terms of a definitive written agreement;

2.2 The Issuer shall – upon receipt of all Exchange Stock from the Company and its members in addition to all resignations of the Company's Managers and/or Control Persons filed with the Illinois Secretary of State – immediately:

i. Make a cash payment of $225,000.00 USD within five (5) business days of execution of this Agreement;

ii. Issue to the Company and its Members a Promissory Note in the Amount of $250,000 due in thirty (30) days;

iii. Issue a second Promissory Note in the Amount of $250,000 USD which shall be due in sixty (60) days, after the receipt by the Company of initial $500,000 USD as contemplated above, as long as (a) as long as revenues sustain the monthly average YTD; and (b) all the other material elements of the Agreement have been met by the Parties;

iv. Issue a third Promissory Note in the Amount of $250,000 USD which shall be due in one hundred twenty (120) days after the receipt by the Company of initial $500,000 USD as contemplated above, as long as (a) as long as revenues sustain the monthly average YTD; and (b) all the other material elements of the Agreement have been met by the Parties;

2.3 Besides the cash payment contemplated by sections (a) through (d) above, the Issuer shall issue to Seller or its assigns 1,250,000 restricted shares of common stock (the "KSIX COMMON STOCK") at Closing scheduled on or before October 5, 2015 valued at $0.20 per share (e.g. $250,000 USD in Equity) which shall be part of the agreed upon purchase price of $1,250,000 USD (e.g. $1,000,000 USD and $250,000 USD in common stock);

3. <u>REPRESENTATIONS OF THE ISSUER</u>

The Issuer is in good standing under the laws of Nevada, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Nevada. All actions taken by the incorporators, directors and shareholders of Issuer have been valid and in accordance with the laws of the State of Nevada.

3.1 <u>Organization</u>. The Issuer is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, and it has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the jurisdictions where qualification is required. All actions taken by the incorporators, directors, and stockholders of Issuer have been valid and in accordance with the laws of the State of Nevada. The Issuer was organized in the State of Nevada on August 22, 2006.

3.2 <u>Capital.</u> The authorized capital stock of Issuer consists of 100,000,000 shares of preferred stock, $.001 par value of which no shares are issued and outstanding and 100,000,000 shares of common stock, $.001 par value, THIRTY FOUR MILLION EIGHT HUNDRED EIGHTY AND FOUR HUNDRED THIRTY TWO (34,880,432) are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of pre-emptive rights. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments

obligating Issuer to issue or to transfer from treasury any additional shares of its common capital stock, except as may be disclosed in the Issuer SEC filings.

3.3 Ability to Carry Out Obligations. The Issuer has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Issuer and the performance by Issuer of its obligations hereunder will not cause, constitute, or conflict with or result in: (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Issuer is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Issuer to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset of Issuer.

3.4 Full Disclosure. None of the representations and warranties made by the Issuer in this Agreement, contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

3.5 Contract and Leases. Issuer is currently carrying on its business and is not a party to contracts, agreements, or lease other than those items disclosed on the Issuer Balance Sheet. No person holds a power of attorney from Issuer.

3.6 Balance Sheet Liabilities. The Issuer hereby acknowledges and confirms that as of the date of this Agreement and the Closing Date, there are no liabilities on the balance sheet of the Issuer not currently reflected in the most recent financial statements of the Issuer.

3.7 Compliance with Laws. To the best of its knowledge, Issuer has complied with all federal, state, and local statutes, laws, and regulations pertaining to Issuer. To the best of its knowledge, Issuer has complied with all federal and state securities laws in connection with the issuance, sale, and distribution of its securities.

3.8 Litigation. Issuer is not and has not been a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Issuer, there is no basis for any such action or proceeding and no such action or proceeding is threatened against Issuer, and Issuer is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality. Issuer represents and warrants that there are no outstanding judgments, lawsuits or material claims against the Issuer as of the date of this agreement.

3.9 Conduct of Business. From inception to the date of this Agreement, the Issuer has conducted its business in the normal course, and has not (1) sold, pledged, or assigned any assets, other than in the ordinary course of business; (2) incurred any liabilities, other than in the ordinary course of business; (3) acquired or disposed of any assets, other than in the ordinary course of business; (4) entered into any contract, other than in the ordinary course of business; (5) guaranteed obligations of any third party which has not been fully disclosed to the Company or the Shareholders; or (6) entered into any other transaction, other than in the ordinary course of business.

3.10 Documents. All minutes, consents, or other documents pertaining to Issuer to be delivered at Closing shall be valid and in accordance with the laws of the State of Nevada.

3.11 Title. At the Closing, the Exchange Stock to be issued to Shareholders as per this Agreement shall be: (i) fully paid; (ii) non-assessable; and (iii) free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the issuance of the Shares to Shareholders, impair, restrict, or delay Shareholders voting rights with respect to the Issuer Shares.

3.12 SEC Exemption – Upon execution of this Agreement, the Exchange Stock will be issued pursuant to a federal transactional exemption from registration as provided under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"), and as such, will contain a restrictive legend which shall state it cannot be resold except under an effective registration statement pursuant to the Securities Act or pursuant to Rule 144.

3.13 Brokers. Issuer has not retained any broker or finder to which compensation would be due in connection with this transaction.

4. REPRESENTATIONS AND WARRANTIES OF COMPANY.

The Company represents and warrants to Issuer the following:

4.1 Organization. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of California, and it has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the jurisdictions where qualification is required. All actions taken by the incorporators, directors, and stockholders of Company have been valid and in accordance with the laws of the State of Nevada. The Company was organized in the State of Nevada on November 5, 2014.

4.2 Capital. The sole member of the Company is Christopher Burd and no other persons exist with any claim(s) to equity in the Company. The authorized capital stock of Company consists of consists of 1 membership interests held by 1 person. Note **Exhibit C** attached hereto.

4.3 Wholly-Owned Subsidiary – Upon execution of this Agreement and completion of the transaction contemplated herein, the Company will become a wholly-owned subsidiary of the Issuer.

4.4 Financial Statements. The Company is a private corporation and to date has not prepared any audited financial statements. The Company and its Manager/Member are not currently aware issues which would prevent and audit of the Company's financial statements.

4.5 Ability to Carry Out Obligations. The Company has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by Company and the performance by Company of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach of violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Company is a party, or by which either of them may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would cause Company to be liable to any party; or (c) an event that would result in the creation or imposition of any lien, charge, encumbrance on any asset of Company.

4.6 Full Disclosure. None of the representations and warranties made by Company herein contains any untrue statement of a material fact, or omits any material fact the omission of which would be misleading.

4.7 Compliance with Applicable Law. Company has complied with, and is not in violation of any federal, state, or local statute, law, and/or regulation pertaining to them. Company has complied with all federal and state securities laws in connection with the issuance, sale, and distribution of its securities.

4.8 Litigation. The Company is not currently, or at any time since inception of the Company until the execution of this Agreement been involved in any civil litigation or regulatory actions by state/federal agencies of government. As stated above in Section 3(e) of this Agreement, the Company is not aware of any pending, threatened, or asserted claims, lawsuits or contingencies involving its capital stock.

4.9 Conduct of Business. From inception to the date of this Agreement, the Company has conducted its business in the normal course, and has not (1) sold, pledged, or assigned any assets, other than in the ordinary course of business; (2) incurred any liabilities, other than in the ordinary course of business; (3) acquired or disposed of any assets, other than in the ordinary course of business; (4) entered into any contract, other than in the ordinary course of business; (5) guaranteed obligations of any third party which has not been fully disclosed to the Company or the Shareholders; or (6) entered into any other transaction, other than in the ordinary course of business.

4.10 Documents. All minutes, consents, or other documents pertaining to Company and to be delivered by Company to Issuer, are true, complete, and correct, and are valid and in accordance with applicable law.

4.11 Title. The Company Shares to be delivered to Issuer will be, at closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind. None of the Company Shares are subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to the Company Shares, except as provided in this Agreement. Company is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the Company Shares. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a

result of the transfer of the Company Shares to Issuer, impair, restrict, or delay Issuer's voting rights with respect to the Company Shares.

4.12 Independent Counsel. The Company and the Shareholders represent and warrant that prior to Closing, that they are represented by independent counsel or have had the opportunity to retain independent counsel to represent them in this transaction and that prior to Closing, Counsel for the Company and the Shareholders have not represented either the Issuer or Issuer's stockholders in any manner whatsoever known to the Company.

4.13 Brokers. Company and/or the Shareholders have not retained any broker or incurred any obligation to pay a commission to any third party.

4.14 Conflicts of Interests of Issuer The Company and the Shareholders have reviewed and understand the conflicts of interests, if any, between the Issuer, and its officers and directors, if any.

5. INVESTMENT INTENT.

5.1 Restricted Shares. The Shareholders understands the following: (i) the Exchange Stock has not and will not be registered under the Securities Act of 1933, as amended ("the Act") or the securities laws of any state, based upon an exemption from such registration requirements pursuant to Section 4(2) of the Act; (ii) the Exchange Stock are and will be "restricted securities", as said term is defined in Rule 144 of the Rules and Regulations promulgated under the Act; and (iii) the Exchange Stock may not be sold or otherwise transferred unless exemptions from such registration provisions are available with respect to said resale or transfer or the shares have been registered under the Act.

5.2 Transferability. The Shareholders will not sell or otherwise transfer any of the Exchange Stocks, any interest therein unless and until: (i) the Exchange Stock shall have first been registered under the Act and/or all applicable state securities laws; or (ii) the Shareholders shall have first delivered to Issuer a written opinion of counsel, which counsel and opinion (in form and substance) shall be reasonably satisfactory to Issuer, to the extent that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable state securities laws.

5.3 Investment Intent. The Shareholders are acquiring the Exchange Stock for Investment purposes only, without a view for resale or distribution thereof.

5.4 Legend. The Shareholders understands that the certificates representing the Exchange Stock will bear the following or similar legend:

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred, further pledged, hypothecated or otherwise disposed of in absence of (i) an effective registration statement for such securities

under said Act or (ii) an opinion of company counsel that such registration is not required.

6. DOCUMENTS TO BE DELIVERED AT CLOSING

6.1 BY THE ISSUER:

(1) Resolution of the Board of Directors authorizing the issuance of a certificates for the number of shares to be delivered to Shareholders pursuant to this Agreement.

(2) Certificates for the number of Issuer shares to be registered in the name of the Shareholders.

(3) Such other resolutions of Issuer directors as may reasonably be required by Company and the Shareholders.

(4) Such other agreements relating to the transaction as may reasonably be required by the Company or the Shareholders.

(5) Receipt from the Issuer of all due diligence materials requested by the Company or its representatives, in a form satisfactory to the Company in its sole discretion.

6.2 BY THE COMPANY AND THE MEMBERS:

(1) Resignation of all Managers and Control Persons with the State of Incorporation;

(2) Delivery to the Issuer, certificates evidencing the Membership Interests, and such stock powers as are required in order to transfer to Issuer good and marketable title to the Company.

(3) Copies of the basic corporate records, Articles of Incorporation and Bylaws. Company shall retain all other records at its current principal address.

(4) Such other resolutions of Company and the Shareholders and/or directors as may reasonably be required by Issuer.

(5) Such other agreements relating to the transaction as may reasonably be required by the Issuer.

7. ARBITRATION.

Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in Las Vegas, Nevada in accordance with the Commercial Rules of the American Arbitration Association then existing at JAMS . The arbitrator assigned shall have authority and power to decide all arbitratible issues. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy. The prevailing party in such claim or controversy shall be entitled to recover all costs and expenses of such claim or controversy, including attorney's fees

from the non-prevailing party. Preference shall be given to arbitrators with prior judicial and/or commercial litigation experience.

8. POST-CLOSING AGREEMENTS.

8.1 Further Assurances. The Parties shall execute such further documents and perform such further acts, as may be necessary to effect the transactions contemplated hereby, on the terms herein contained and otherwise to comply with the terms of this Agreement, provided, that, except as contemplated by this Agreement, no party shall be required to waive any right or incur an obligation in connection therewith.

8.2 Indemnification of Directors and Officers. For at least seven (7) years after the Closing Date, Issuer shall: (a) maintain in effect the current provisions regarding the indemnification of officers and directors contained in Issuer's Certificate of Incorporation and Bylaws; provided, however, Issuer may adopt new indemnification provisions no less favorable than the current provisions as to the persons who served as directors and officers of Issuer prior to the Closing Date; and (b) indemnify the persons who served as directors and officers of Issuer prior to the Closing Date to the fullest extent to which Issuer is permitted to indemnify such officers and directors under its Certificate of Incorporation and ByLaws and applicable law as in effect immediately prior to the Closing Date.

9. MISCELLANEOUS.

9.1 Captions and Headings. The headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

9.2 Modifications. This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

9.3 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (1) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions; (2) the acceptance of performance of any thing required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and (3) no waiver of any party of one breach by another party shall be construed as a waiver with respect to any subsequent breach.

9.4 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

9.5 Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings.

9.6 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

To the Issuer:

Ksix Media Holdings, Inc.
10624 S. Eastern Ave, Suite A-910
Henderson, NV 89052
carter@ksix.com

To the Company and its Members:

DigitizeIQ
117 Allerton Drive
Schaumburg, IL 60194
tim@digitizeiq.com

9.7. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has executed this Agreement this 5th day of October 2015.

FOR THE ISSUER

KSix Media Holdings, Inc. (the "Issuer")

Carter Matzinger

Carter M. Matzinger, President of the Company

FOR THE COMPANY

DigitizeIQ, LLC (the "Company")

Christopher Burd, Manager of the Company

FOR THE SOLE MEMBER OF THE COMPANY

DigitizeIQ, LLC (the "Company")

Christopher Burd, Sole Member of the Company

EXHIBIT "A"

EXCHANGE TABLE AND DELIVERY OVERIEW

Name of LLC Member	**Address of LLC Member**	**DigitizeIQ, LLC** (Illinois LLC) Membership Interests Exchanged by Members of the Company ("Membership Interests")	**KSIX Media, Inc.** (Nevada Corporation) Common Stock Exchanged by Shareholder ("Issuer Shares")
BURD, Christopher	117 Allerton Drive Schaumburg, IL 69194	1	1,250,000
	Column Totals (Membership Interests)	**1**	**1,250,000**

EXHIBIT "B"

AMOUNT: $250,000.00
DUE: November 12, 2015

PROMISSORY NOTE (#1)

KSIX MEDIA HOLDINGS, INC, an Nevada corporation, (the "Borrower") for value received, hereby promises to pay to **CHRISTOPHER BURD**, an individual, (the "Holder") on the 12th day of November 2015 (the "Maturity Date") at 117 Allerton Drive Schaumburg, IL 60194, the principal sum of **TWO HUNDRED TWENTY FIVE THOUSAND DOLLARS AND ZERO CENTS ($225,000.00)** in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay simple interest on said principal sum at the rate of zero (0.0%) per annum from the date hereof through the Maturity Date. Any accrued and unpaid interest shall be paid on the Maturity Date.

1. Registered Owner. The Holder shall be considered for all purposes as the absolute owner of the Note (whether or not this Note shall be overdue or in default or some state of partial prepayment) and the Holder shall not be affected by any notice to the contrary. Subject to the provisions hereof, the Holder as registered owner of this Note shall have the right to transfer it by assignment. This Note is transferable only on the books of the Holder and duly endorsed by the Holder; not by the Borrower accompanied any other documentation including without limitation a Note Assignment Agreement and Corporate Resolution and any other documents as may then be necessary and proper to effect the Assignment of the Note.

2. Redemption. This Note may be prepaid at any time without penalty or premium; provided, however, that the Borrower shall provide the Holder with reasonable notice of such prepayment.

3. Defaults. If any of the following events of default (each, an "Event of Default") shall occur:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise. In the event the Borrower fails to pay the Holder must provide Notice consistent with paragraph 7. Upon receipt of Notice the Borrower shall have thirty (30) days to cure such default.

3.2 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the above Share Exchange Agreement.

3.4 Receiver or Trustee. The Borrower or any subsidiary or issue of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.5 Judgments. Any money judgment, writ or similar process shall be entered or filed against any one of the Borrower or any property or other assets of the Borrower for more than $250,000 and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days unless otherwise consented to by the Borrower, which consent will not be unreasonably withheld.

3.6 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. "Other Agreements" means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate thereof, including, without limitation, promissory notes; provided, however, the term "Other Agreements" shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

3.7 Default Payments. Upon the occurrence and during the continuation of any Event of Default specified in this Section 4, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to: (i) the then outstanding principal amount of this Note plus (ii) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment plus (iii) Default Interest, if any, on the amounts referred to in clauses (iv) and/or (v).

4. Default Rate of Interest; Costs of Collection. In the event the Borrower defaults in the payment of this Note when due, then (i) effective with such date of default, the interest rate payable hereunder shall be increased to five percent (5%) per annum and (ii) the Borrower agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in effecting collection hereunder or enforcing the terms of this Note and the Security Agreement, including reasonable attorneys' fees

5. Applicable Law. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Nevada.

6. Venue & Jurisdiction. This Note is construed in accordance with and governed by the laws of the State of Nevada as applied to contracts that are executed and performed entirely in Nevada. Venue shall be for all purposes in Clark County, Nevada, except as otherwise expressly required by this Note. Any proceedings to enforce or interpret the terms of this Note or the obligations, duties or rights of the parties contained herein shall be brought before and resolved in the appropriate court, state or federal, of the State of Nevada, County of Clark, and the parties hereby submit to the personal jurisdiction of said court(s) for all such purposes.

7. **Notices**. Any notice required or permitted to be given pursuant to this Note shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail as follows:

If to the Borrower:	*If to the Holder:*
KSIX MEDIA HOLDINGS, INC. 10624 S. Eastern Ave, Ste A-910 Henderson, NV 89052	CHRISTOPHER BURD 117 Allerton Drive Schaumburg, IL 60194

or at such other address as the Borrower or the Holder shall designate by notice to the other given in accordance with this Section 3.

8. Miscellaneous. This Note constitutes the rights and obligations of the Borrower and the Holder. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any modification is sought.

8.1 Other Actions. The Borrower shall not take any action that would impair the rights and privileges of the Holder herein or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Holder, but will at all times act in good faith to assist in carrying out the provisions of this Note herein and will take all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder.

8.2 Waiver. The waiver by the Holder of a breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach.

8.3 Invalid Provisions. If any provision, or part thereof, of this Note shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provisions of this Note and this Note shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law. No provision of this Note shall alter or impair the absolute and unconditional obligation of the Holder to pay the principal of, and interest on, this Note in accordance with the provisions hereof.

8.4 Rate of Interest. In no event shall the rate of interest payable hereunder exceed the maximum rate permitted by applicable law.

8.5 Damages. The Borrower agrees that irreparable damage would occur in the event that any of the provisions of this Note were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except with respect to the payment of the amounts due hereunder, the Holder of this Note shall be entitled to swift specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Note and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Holder may be entitled under this Note.

8.6 Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

8.7 Severability. If any provision of this Note is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Note and the remainder of this Note shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Note. Notwithstanding the forgoing, if the value of this Note based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

8.8 Amendment; Waiver. This Note may be amended and provisions may be waived upon mutual written agreement of the Holder and the Borrower.

8.9 Entire Agreement. This Note constitutes the entire agreement and understanding of the Parties with respect to the subject matter of this Note, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof. This Note supersedes replaces, aggregates and obviates any prior notes or agreements between the Borrower and the Holder.

8.10 Loss, Theft or Destruction of Note. Upon receipt by the Holder of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note from the Borrower, and of indemnity or security reasonably satisfactory to the Holder, the Holder will make and deliver a new replacement Note which shall carry the same rights carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

IN WITNESS WHEREOF, the Borrower and the Holder have caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

THE HOLDER:	THE BORROWER:
Christopher Burd, an Individual *SOLE MEMBER OF DIGITIZEIQ, LLC*	Carter Matzinger, President. *KSIX MEDIA HOLDINGS, INC.*

AMOUNT: $250,000.00
DUE: January 12, 2016

PROMISSORY NOTE (#2)

KSIX MEDIA HOLDINGS, INC, an Nevada corporation, (the "Borrower") for value received, hereby promises to pay to **CHRISTOPHER BURD**, an individual, (the "Holder") on the 12th day of January 2016 (the "Maturity Date") at 117 Allerton Drive Schaumburg, IL 60194, the principal sum of **TWO HUNDRED FIFTY THOUSAND DOLLARS AND ZERO CENTS ($250,000)** in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay simple interest on said principal sum at the rate of zero (0.0%) per annum from the date hereof through the Maturity Date. Any accrued and unpaid interest shall be paid on the Maturity Date.

1. Registered Owner. The Holder shall be considered for all purposes as the absolute owner of the Note (whether or not this Note shall be overdue or in default or some state of partial prepayment) and the Holder shall not be affected by any notice to the contrary. Subject to the provisions hereof, the Holder as registered owner of this Note shall have the right to transfer it by assignment. This Note is transferable only on the books of the Holder and duly endorsed by the Holder; not by the Borrower accompanied any other documentation including without limitation a Note Assignment Agreement and Corporate Resolution and any other documents as may then be necessary and proper to effect the Assignment of the Note.

2. Redemption. This Note may be prepaid at any time without penalty or premium; provided, however, that the Borrower shall provide the Holder with reasonable notice of such prepayment.

3. Defaults. If any of the following events of default (each, an "Event of Default") shall occur:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise. In the event the Borrower fails to pay the Holder must provide Notice consistent with paragraph 7. Upon receipt of Notice the Borrower shall have thirty (30) days to cure such default.

3.2 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the above Share Exchange Agreement.

3.4 Receiver or Trustee. The Borrower or any subsidiary or issue of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment

of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.5 Judgments. Any money judgment, writ or similar process shall be entered or filed against any one of the Borrower or any property or other assets of the Borrower for more than $250,000.00 and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days unless otherwise consented to by the Borrower, which consent will not be unreasonably withheld.

3.6 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. "Other Agreements" means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate thereof, including, without limitation, promissory notes; provided, however, the term "Other Agreements" shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

3.7 Default Payments. Upon the occurrence and during the continuation of any Event of Default specified in this Section 4, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to: (i) the then outstanding principal amount of this Note plus (ii) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment plus (iii) Default Interest, if any, on the amounts referred to in clauses (iv) and/or (v).

4. Default Rate of Interest; Costs of Collection. In the event the Borrower defaults in the payment of this Note when due, then (i) effective with such date of default, the interest rate payable hereunder shall be increased to five percent (5%) per annum and (ii) the Borrower agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in effecting collection hereunder or enforcing the terms of this Note and the Security Agreement, including reasonable attorneys' fees.

5. Applicable Law. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Nevada.

6. Venue & Jurisdiction. This Note is construed in accordance with and governed by the laws of the State of Nevada as applied to contracts that are executed and performed entirely in Nevada. Venue shall be for all purposes in Clark County, Nevada, except as otherwise expressly required by this Note. Any proceedings to enforce or interpret the terms of this Note or the obligations, duties or rights of the parties contained herein shall be brought before and resolved in the appropriate court, state or federal, of the State of Nevada, County of Clark, and the parties hereby submit to the personal jurisdiction of said court(s) for all such purposes.

7. **Notices**. Any notice required or permitted to be given pursuant to this Note shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail as follows:

If to the Borrower:	*If to the Holder:*
KSIX MEDIA HOLDINGS, INC. 10624 S. Eastern Ave, Ste A-910 Henderson, NV 89052	CHRISTOPHER BURD 117 Allerton Drive Schaumburg, IL 60194

or at such other address as the Borrower or the Holder shall designate by notice to the other given in accordance with this Section 3.

8. Miscellaneous. This Note constitutes the rights and obligations of the Borrower and the Holder. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any modification is sought.

8.1 Other Actions. The Borrower shall not take any action that would impair the rights and privileges of the Holder herein or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Holder, but will at all times act in good faith to assist in carrying out the provisions of this Note herein and will take all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder.

8.2 Waiver. The waiver by the Holder of a breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach.

8.3 Invalid Provisions. If any provision, or part thereof, of this Note shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provisions of this Note and this Note shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law. No provision of this Note shall alter or impair the absolute and unconditional obligation of the Holder to pay the principal of, and interest on, this Note in accordance with the provisions hereof.

8.4 Rate of Interest. In no event shall the rate of interest payable hereunder exceed the maximum rate permitted by applicable law.

8.5 Damages. The Borrower agrees that irreparable damage would occur in the event that any of the provisions of this Note were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except with respect to the payment of the amounts due hereunder, the Holder of this Note shall be entitled to swift specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Note and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Holder may be entitled under this Note.

8.6 Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

8.7 Severability. If any provision of this Note is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Note and the remainder of this Note shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Note. Notwithstanding the forgoing, if the value of this Note based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

8.8 Amendment; Waiver. This Note may be amended and provisions may be waived upon mutual written agreement of the Holder and the Borrower.

8.9 Entire Agreement. This Note constitutes the entire agreement and understanding of the Parties with respect to the subject matter of this Note, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof. This Note supersedes replaces, aggregates and obviates any prior notes or agreements between the Borrower and the Holder.

8.10 Loss, Theft or Destruction of Note. Upon receipt by the Holder of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note from the Borrower, and of indemnity or security reasonably satisfactory to the Holder, the Holder will make and deliver a new replacement Note which shall carry the same rights carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

IN WITNESS WHEREOF, the Borrower and the Holder have caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

THE HOLDER:	THE BORROWER:
Christopher Burd (signature)	Carter Matzinger (signature)
Christopher Burd, an Individual	Carter Matzinger, President.
SOLE MEMBER OF DIGITIZEIQ, LLC	*KSIX MEDIA HOLDINGS, INC.*

AMOUNT: $250,000.00
DUE: March 12, 2016

PROMISSORY NOTE (#3)

KSIX MEDIA HOLDINGS, INC, an Nevada corporation, (the "Borrower") for value received, hereby promises to pay to **CHRISTOPHER BURD**, an individual, (the "Holder") on the 12th day of March 2016 (the "Maturity Date") at 117 Allerton Drive Schaumburg, IL 60194, the principal sum of **TWO HUNDRED FIFTY THOUSAND DOLLARS AND ZERO CENTS ($250,000)** in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay simple interest on said principal sum at the rate of zero (0.0%) per annum from the date hereof through the Maturity Date. Any accrued and unpaid interest shall be paid on the Maturity Date.

1. Registered Owner. The Holder shall be considered for all purposes as the absolute owner of the Note (whether or not this Note shall be overdue or in default or some state of partial prepayment) and the Holder shall not be affected by any notice to the contrary. Subject to the provisions hereof, the Holder as registered owner of this Note shall have the right to transfer it by assignment. This Note is transferable only on the books of the Holder and duly endorsed by the Holder; not by the Borrower accompanied any other documentation including without limitation a Note Assignment Agreement and Corporate Resolution and any other documents as may then be necessary and proper to effect the Assignment of the Note.

2. Redemption. This Note may be prepaid at any time without penalty or premium; provided, however, that the Borrower shall provide the Holder with reasonable notice of such prepayment.

3. Defaults. If any of the following events of default (each, an "Event of Default") shall occur:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity, upon acceleration or otherwise. In the event the Borrower fails to pay the Holder must provide Notice consistent with paragraph 7. Upon receipt of Notice the Borrower shall have thirty (30) days to cure such default.

3.2 Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Borrower from the Holder.

3.3 Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note or the above Share Exchange Agreement.

3.4 Receiver or Trustee. The Borrower or any subsidiary or issue of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment

of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.5 Judgments. Any money judgment, writ or similar process shall be entered or filed against any one of the Borrower or any property or other assets of the Borrower for more than $250,000.00 and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days unless otherwise consented to by the Borrower, which consent will not be unreasonably withheld.

3.6 Cross-Default. Notwithstanding anything to the contrary contained in this Note or the other related or companion documents, a breach or default by the Borrower of any covenant or other term or condition contained in any of the Other Agreements, after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default under this Note and the Other Agreements, in which event the Holder shall be entitled (but in no event required) to apply all rights and remedies of the Holder under the terms of this Note and the Other Agreements by reason of a default under said Other Agreement or hereunder. "Other Agreements" means, collectively, all agreements and instruments between, among or by: (1) the Borrower, and, or for the benefit of, (2) the Holder and any affiliate thereof, including, without limitation, promissory notes; provided, however, the term "Other Agreements" shall not include the related or companion documents to this Note. Each of the loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Holder.

3.7 Default Payments. Upon the occurrence and during the continuation of any Event of Default specified in this Section 4, the Note shall become immediately due and payable and the Borrower shall pay to the Holder, in full satisfaction of its obligations hereunder, an amount equal to: (i) the then outstanding principal amount of this Note plus (ii) accrued and unpaid interest on the unpaid principal amount of this Note to the date of payment plus (iii) Default Interest, if any, on the amounts referred to in clauses (iv) and/or (v).

4. **Default Rate of Interest; Costs of Collection**. In the event the Borrower defaults in the payment of this Note when due, then (i) effective with such date of default, the interest rate payable hereunder shall be increased to five percent (5%) per annum and (ii) the Borrower agrees to pay, in addition to unpaid principal and interest, all the costs and expenses incurred in effecting collection hereunder or enforcing the terms of this Note and the Security Agreement, including reasonable attorneys' fees.

5. **Applicable Law**. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Nevada.

6. **Venue & Jurisdiction.** This Note is construed in accordance with and governed by the laws of the State of Nevada as applied to contracts that are executed and performed entirely in Nevada. Venue shall be for all purposes in Clark County, Nevada, except as otherwise expressly required by this Note. Any proceedings to enforce or interpret the terms of this Note or the obligations, duties or rights of the parties contained herein shall be brought before and resolved in the appropriate court, state or federal, of the State of Nevada, County of Clark, and the parties hereby submit to the personal jurisdiction of said court(s) for all such purposes.

7. Notices. Any notice required or permitted to be given pursuant to this Note shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail as follows:

If to the Borrower:

KSIX MEDIA HOLDINGS, INC.
10624 S. Eastern Ave, Ste A-910
Henderson, NV 89052

If to the Holder:

CHRISTOPHER BURD
117 Allerton Drive
Schaumburg, IL 60194

or at such other address as the Borrower or the Holder shall designate by notice to the other given in accordance with this Section 3.

8. Miscellaneous. This Note constitutes the rights and obligations of the Borrower and the Holder. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any modification is sought.

8.1 Other Actions. The Borrower shall not take any action that would impair the rights and privileges of the Holder herein or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Holder, but will at all times act in good faith to assist in carrying out the provisions of this Note herein and will take all such action as may be necessary or appropriate in order to protect the rights of the Holder hereunder.

8.2 Waiver. The waiver by the Holder of a breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach.

8.3 Invalid Provisions. If any provision, or part thereof, of this Note shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provisions of this Note and this Note shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law. No provision of this Note shall alter or impair the absolute and unconditional obligation of the Holder to pay the principal of, and interest on, this Note in accordance with the provisions hereof.

8.4 Rate of Interest. In no event shall the rate of interest payable hereunder exceed the maximum rate permitted by applicable law.

8.5 Damages. The Borrower agrees that irreparable damage would occur in the event that any of the provisions of this Note were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that, except with respect to the payment of the amounts due hereunder, the Holder of this Note shall be entitled to swift specific performance, injunctive relief or other equitable remedies to prevent or cure breaches of the provisions of this Note and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the Holder may be entitled under this Note.

8.6 Headings. The headings and captions used in this Note are used only for convenience and are not to be considered in construing or interpreting this Note. All references in this Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

8.7 Severability. If any provision of this Note is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Note and the remainder of this Note shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Note. Notwithstanding the forgoing, if the value of this Note based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

8.8 Amendment; Waiver. This Note may be amended and provisions may be waived upon mutual written agreement of the Holder and the Borrower.

8.9 Entire Agreement. This Note constitutes the entire agreement and understanding of the Parties with respect to the subject matter of this Note, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof. This Note supersedes replaces, aggregates and obviates any prior notes or agreements between the Borrower and the Holder.

8.10 Loss, Theft or Destruction of Note. Upon receipt by the Holder of evidence reasonably satisfactory to it of the loss, theft or destruction of this Note from the Borrower, and of indemnity or security reasonably satisfactory to the Holder, the Holder will make and deliver a new replacement Note which shall carry the same rights carried by this Note, stating that such Note is issued in replacement of this Note, making reference to the original date of issuance of this Note (and any successors hereto) and dated as of such cancellation, in lieu of this Note.

IN WITNESS WHEREOF, the Borrower and the Holder have caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

THE HOLDER:

[signature]

Christopher Burd, an Individual
SOLE MEMBER OF DIGITIZEIQ, LLC

THE BORROWER:

[signature]

Carter Matzinger, President.
KSIX MEDIA HOLDINGS, INC.

EXHIBIT "C"

CERTIFICATION OF SOLE MEMBER AND MANAGER

OF DIGITIZEIQ, LLC

(an Illinois limited liability company)

I, the undersigned, Christopher Burd, am the duly authorized Manager and sole equity Member of DigitizeIQ, LLC (hereinafter "the Company").

I hereby warrant and represent that I have undertaken a complete and thorough review of the Company's books and records including, but not limited to the Company's records relating to the following:

(A) The Company was duly formed in the state of Illinois as a sole member limited liability corporation on or about July 23, 2014;

(B) The Company is in good standing with the State of Illinois at the present time and is also in good standing as a foreign entity licensed to do business in the State of California;

(C) I have served as the Company's Manager since the date of formation until the present date and no other person(s) have served in such capacity.

(D) My son, Timothy Burd, has served as the Company's operations manager since the date of formation to the present date, managing the day-to-day affairs of the Company subject to my oversight as Manager.

(E) Timothy Burd has signature authority on the Company's bank accounts and is the only individual with such capacity at the Company other than myself;

(F) I am the sole Member of the Company. No other membership interests exist other than my own and there are no other person(s) which now exist with any claims, pending or threatened, regarding third party(s) claims to any form of equity ownership or membership interest in the Company. This membership interest is un-certificated and has been reflected in balance form only on the books and records of the Company;

(G) The Financial Reps & Warranties in the Share Exchange Agreement are true and correct to the best of my knowledge. Specifically, the books and records provided to KSix Media Holdings, Inc. have been maintained by Scrubbed.net, LLC (a California limited liability company) pursuant to GAAP accounting standards. To the best of my knowledge there are no issues with the Company's financial statements which would prevent the completion of a FINRA/PCAOB audit.

(H) I understand that all of the representations set forth in this Certificate will be relied upon by the KSix Media Holdings, Inc. and its legal counsel in connection with the Agreement for the Exchange of Common Stock (the "Share Exchange Agreement") between KSix Media Holdings, Inc. and DigitizeIQ, LLC.

(I) I hereby affix my signature to this Certificate and hereby confirm the accuracy of the statements made herein under penalty of perjury of the state of Nevada.

Signed: Christopher Burd Dated: 10/10/15
Name: Christopher Burd
Title: Sole Member and Manager

CERTIFICATE OF NOTARY PUBLIC:

State of ILLINOIS County of COOK
Subscribed and sworn before me on 10/10/15 (Date)
Shalome Samson
(Notary Signature)

OFFICIAL SEAL
SHALOME SAMSON
NOTARY PUBLIC, STATE OF ILLINOIS
MY COMMISSION EXPIRES 01/31/17